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                                                                    EXHIBIT 10.2

                               THIRD AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT


         THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT dated as of March 31, 1999 (the "THIRD AMENDMENT"), is by and between TEXTRON FINANCIAL CORPORATION, a Delaware corporation (the "LENDER"), and SILVERLEAF RESORTS, INC. (formerly known as SILVERLEAF VACATION CLUB, INC.), a Texas corporation (the "BORROWER")

                                               W I T N E S S E T H:

         WHEREAS, Borrower was formerly known as ASCENSION CAPITAL CORPORATION (the "GUARANTOR"), the successor to ASCENSION RESORTS, LTD., a Texas limited partnership (the "ORIGINAL BORROWER"), by merger of EQUAL INVESTMENT COMPANY, a Texas corporation, ASCENSION RESORTS, LTD. and ASCENSION CAPITAL CORPORATION;

         WHEREAS, Lender, Original Borrower and Guarantor were parties to that certain Loan and Security Agreement dated as of August 15, 1995, pursuant to which the Original Borrower executed its Secured Promissory Note in favor of the Lender in the amount of $5,000,000.00, as amended to date (the "NOTE");

         WHEREAS, on December 28, 1995 Ascension Resorts, Ltd. was merged into the Guarantor and Guarantor was thereafter renamed Silverleaf Vacation Club, Inc.;

         WHEREAS, on December 28, 1995, Lender, Borrower and Guarantor amended the Agreement, as such term is hereafter defined, pursuant to a First Amendment to Loan and Security Agreement dated as of December 28, 1995 (the "FIRST AMENDMENT") to, among other things, evidence Lender's approval of the merger of Ascension Resorts, Ltd. into Ascension Capital Corporation and to reflect the above-mentioned merger and name change;

         WHEREAS, on October 31, 1996, Lender and Borrower further amended the Agreement pursuant to a Second Amendment to Loan and Security Agreement dated as of October 31, 1996 (the "SECOND AMENDMENT") to, among other things, increase the amount of the Loan, decrease the interest rate, and extend the maturity date of the Loan;

         WHEREAS, pursuant to a commitment letter dated January 26, 1999, Lender and Borrower agreed, among other things, to further modify the terms of the Agreement to, among other things, increase the amount of the Loan, decrease the interest rate, extend the maturity date of the Loan and to reflect the change in Borrower's name to Silverleaf Resorts, Inc.; and

         WHEREAS, Lender and Borrower have agreed to enter into this Third Amendment to Loan and Security Agreement dated as of March 31, 1999 (the "THIRD AMENDMENT") to amend the Agreement as provided in the January 26, 1999 commitment letter.



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         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. ADDITIONAL ELIGIBLE RESORTS. Section 1.1 (Definitions) is hereby amended in part to add the following new paragraph:

              "(a) ADDITIONAL ELIGIBLE RESORTS or "ADDITIONAL ELIGIBLE RESORT. The terms "Additional Eligible Resorts" and "Additional Eligible Resort" shall have the meanings ascribed to such terms in Section
              2.8 hereof."

2. AGREEMENT. Section 1.1(c) (Agreement) is hereby amended to read as follows:

              "(d) AGREEMENT. This Loan and Security Agreement by and among the Borrower and the Lender (including the Exhibits and Schedules attached hereto), as amended by the First Amendment, the Second Amendment and the Third Amendment, as it may be further amended from time to time."


3. BORROWING BASE. Section 1.1(e) (Borrowing Base) is hereby amended to read as follows:

              "(f)BORROWING BASE. With respect to Eligible Notes Receivable pledged to the Lender in connection with each Advance, including any Advance made prior to the date of the Third Amendment, an amount equal to eighty-five percent (85%) of the remaining principal balance of each such Eligible Note Receivable for each Advance."

4. BUSINESS DAY. Section 1.1(f) (Business Day) is hereby amended to read as follows:

              "(g) BUSINESS DAY. Each day which is not a Saturday, a Sunday or a legal holiday under the laws of the State of Rhode Island, the State of Connecticut or the State of Texas."

5. COMMITMENT. Section 1.1(j) (Commitment) is hereby amended to read as follows:

              "(k) COMMITMENT. Collectively, (i) the Loan Commitment issued by Lender to Borrower dated May 11, 1995 and accepted on May 26, 1995 (the "ORIGINAL COMMITMENT"); (ii) the Loan Commitment issued by Lender to Borrower dated October 29, 1996 and accepted on December 27, 1996 (the "1996 COMMITMENT") and (iii) the Loan Commitment issued by Lender to Borrower dated January 26, 1999 and accepted on January 28, 1999 (the "1999 COMMITMENT")."

6. COMMITMENT FEE. Section 1.1(k) (Commitment Fee) is hereby amended to read as follows:

              "(l) COMMITMENT FEE. With respect to the Original Commitment, the commitment fee in the amount of $50,000.00 described in the Original


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              Commitment, which was paid in accordance with the terms of the
              Original Commitment. With respect to the 1996 Commitment, the commitment fee in the amount of $100,000.00 described in the 1996 Commitment, which was paid in accordance with the terms of the 1996 Commitment. With respect to the 1999 Commitment, the commitment fee in the amount of $750,000 described in the 1999 Commitment, which is to be paid in accordance with the terms of
              Section 2.7 hereof."

7. DIVISION. Section 1.1(q) (Division or Commission) is hereby amended to read as follows:

              "(r) DIVISION. The governmental authority of each state in which a Resort is located, having jurisdiction over the establishment and operation of the Resort in question and the sale of Intervals at such Resort."

8. ELIGIBLE NOTES RECEIVABLE. Section 1.1(r) (Eligible Notes Receivable) is hereby amended in part as follows:

              (a)     Section 1.1(s)(vii) is hereby amended to read as follows:

                      "(vii) which shall have an original term of no more than eighty-four (84) months, provided, however, that up to but not more than ten percent (10%) of all Eligible Notes Receivable may at any time be comprised of Eligible Notes Receivable having an original term of no more than one hundred twenty (120) months;"

              (b)     Section 1.1(s)(xi) is hereby amended to read as follows:

                      "(xi) The rate of interest payable on the unpaid balance is at least the rate required so that when the Advance is made in respect of such Eligible Note Receivable the average interest rate on all Eligible Notes Receivable in respect of which Advances are outstanding shall not be less than thirteen percent (13%) per annum at any time;"

              (c) Section 1.1(r) is hereby amended in part to add the following sentence:

                      Notwithstanding anything herein to the contrary, Lender shall be under no obligation to accept Notes Receivable from more than 681 intervals of the Crown Resorts, as described in Schedule 4.6(c)(iii), other than the Quail Hollow Resort and any other Crown Resort for which Borrower delivers to Lender acceptable Mortgagee Title Insurance Policy with respect to each Mortgage securing such Notes Receivable.

9. ENVIRONMENTAL LAWS. Section 1.1(t) (Environmental Laws) is hereby amended to read as follows:


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                      "(u) ENVIRONMENTAL LAWS. Comprehensive Environmental
                      Response, Compensation and Liability Act of 1980, as amended from time to time ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended from time to time ("RCRA"), the Superfund Amendments and Reauthorization Act of 1986, as amended, the federal Clean Air Act, the federal Clean Water Act, the federal Safe Drinking Water Act, the federal Toxic Substances Control Act, the federal Hazardous Materials Transportation Act, the federal Emergency Planning and Community Right to Know Act of 1986, the federal Endangered Species Act, the federal Occupational Safety and Health Act of 1970, the federal Water Pollution Control Act, all state and local environmental laws, rules and regulations of each state in which a Resort is located, as all of the foregoing legislation may be amended from time to time, and any regulations promulgated pursuant to the foregoing; together with any similar local, state or federal laws, rules, ordinances or regulations either in existence as of the date hereof, or enacted or promulgated after the date of this Agreement, that concern the management, control, storage, discharge, treatment, containment, removal and/or transport of Hazardous Materials or other substances that are or may become a threat to public health or the environment; together with any common law theory involving Hazardous Materials or substances which are (or alleged to be) hazardous to human health or the environment, based on nuisance, trespass, negligence, strict liability or other tortious conduct, or any other federal, state or local statute, regulation, rule, policy, or determination pertaining to health, hygiene, the environment or environmental conditions."

10. ENVIRONMENTAL INDEMNIFICATION AGREEMENT. Section 1.1 (Definitions) is hereby amended in part to add the following new paragraph:

                      "(v) ENVIRONMENTAL INDEMNIFICATION AGREEMENT shall mean the Environmental Indemnification Agreement, in the form attached as Exhibit C, to be made by the Borrower to the Lender pursuant to this agreement, as the same may be amended from time to time."

11. EURODOLLAR BUSINESS DAY. Section 1.1 (Definitions) is hereby amended in part to add the following new paragraph:

                      "(w) Eurodollar Business Day shall mean any day on which commercial banks are open for international business (including dealings in dollar deposits) in London, England."

12. FINAL MATURITY DATE. Section 1.1(w) (Final Maturity Date) is hereby amended to read as follows:

                      "(z) Final Maturity Date. April 1, 2005.

13. INTEREST RATE. Section 1.1(cc) (Interest Rate) is hereby amended to read as follows:


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                      "(ff) INTEREST RATE. The variable rate, adjusted as of
                      each LIBOR Determination Date, equal to the sum of LIBOR, determined as of each LIBOR Determination Date, plus three percent (3.0%) per annum."

14. INTERVAL. Section 1.1 (dd) (Interval) is hereby amended to read as follows:

                      "(gg) INTERVAL. With respect to each Resort the undivided fractional fee interval ownership interest as a tenant-in-common ((sometime referred to in the Timeshare Documents as a Condoshare Interest or Condoshare Week) in a Unit sold to a Purchaser by delivery of a deed for a time-share period per calendar year (or, in the case of a biennial use period, per alternate calendar year) of one week (as defined in the Declaration), together with all appurtenant rights and interests, including, without limitation, appurtenant rights in and to Common Elements, and easement, license, access and use rights in and to all Resort facilities and amenities (as described in the Declaration), all as more particularly described in the Declaration or other Timeshare Documents. Notwithstanding the foregoing, the term "Interval" shall also include, with respect to the Oak `N Spruce Resort only, the beneficial interest in the entity which owns each of the Units at the Oak `N Spruce Resort, as evidenced by the delivery to the Purchaser of any such beneficial interest of a certificate of beneficial interest for a timeshare period per calendar year (or, in the case of biennial use period, per alternate calendar year) of one week (as defined in the Oak N' Spruce Resort Declaration), together with all pertinent rights and interests, including, without limitation, a pertinent right in and to Common Elements, and easements, license, access and use rights in and to all Oak `N Spruce Resort facilities and amenities, all as more particularly described in the Declaration or other Timeshare Documents for the Oak `N Spruce Resort."

15. LIBOR. Section 1.1 (Definitions). is hereby amended in part to add the following new paragraph:

                      "(hh) LIBOR shall mean, with respect to any LIBOR Rate Period, the rate per annum (rounded upwards, if necessary, to the nearest one-sixteenth (1/16th) of one percent (1%)) reported at 11:00 a.m. London time on the first day of each LIBOR Rate Period (or if such date is not a Eurodollar Business Day, the immediately preceding Eurodollar Business Day) (such date, the "LIBOR DETERMINATION DATE"), on Dow Jones Telerate Service Page 3750 (British Bankers Association Settlement Rate) as the non-reserve adjusted London Interbank Offered Rate for U.S. dollar deposits having a ninety (90) day term (or on such other page as may replace said Page 3750 on that service or such other service or services as may be nominated by the British Bankers Association for the purpose of displaying such rate, all as determined by Lender in its sole but good faith discretion). In the event that (i) more than one such LIBOR is provided, the average of such rates shall apply, or (ii) no such LIBOR is published, then LIBOR shall be determined from such comparable financial


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                      reporting company as Lender in its sole but good faith
                      discretion shall determine. LIBOR for any LIBOR Rate Period shall be adjusted from time to time by increasing the rate thereof to compensate Lender and any Participant for any aggregate reserve requirements (including, without limitation, all basic, supplemental, marginal and other reserve requirements and taking into account any transitional adjustments or other scheduled changes in reserve requirements during any LIBOR Rate Period) which are required to be maintained by Lender or such Participant with respect to "Eurocurrency Liabilities" (as presently defined in Regulation D of the Board of Governors of the Federal Reserve System) of the same term under Regulation D, or any other regulations of a Governmental Authority having jurisdiction over Lender or such Participant of similar effect."

16. LIBOR RATE PERIOD. Section 1.1 (Definitions). is hereby amended in part to add the following new paragraph:

                      "(ii) LIBOR RATE PERIOD. shall mean each successive ninety
                      (90) period during the Term. The initial LIBOR Rate Period shall commence on the date of the Third Amendment (or if such day is not a Eurodollar Business Day, the immediately preceding Eurodollar Business Day) and shall terminate on a date which is ninety days thereafter (or if such day is not a Eurodollar Business Day, the immediately preceding Eurodollar Business Day). Each LIBOR Rate Period after the initial LIBOR Rate Period shall commence on the first Eurodollar Business Day immediately following the expiration of the immediately preceding LIBOR Rate Period and shall terminate ninety days thereafter (or if such day is not a Eurodollar Business Day, the immediately preceding Eurodollar Business Day)."

17. LOAN. Section 1.1 (ff) (Loan) is hereby amended to read as follows:

                      "(kk) LOAN. The $75,000,000.00 revolving term facility described in this Agreement, subject to the limitations set forth in Section 2.1 hereof. All references to "$5,000,000.00" on the cover page, in Section 1.1(ff), and in Section 2.1 in the Agreement and the First Amendment and all references in the Second Amendment to "$15,000,000.00" are hereby changed to "$75,000,000.00"."

18. LOAN DOCUMENTS. Section 1.1 (gg) (Loan Documents) is hereby amended to read as follows:

                      "(ll) LOAN DOCUMENTS. Collectively, this Agreement, as amended by the First Amendment, the Second Amendment and the Third Amendment, the Note, the Guaranty, the Environmental Indemnification Agreement, the Negative Pledge Agreement, the Assignment of Notes Receivable and Mortgages, the Lock Box Agreement, the UCC Financing Statements and such other agreements, documents, instruments, certificates and materials as Lender may request to evidence the Obligations, to evidence and perfect the rights and Liens and


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                      security interests of Lender contemplated by the Loan
                      Documents and to effectuate the transactions contemplated herein, as such agreements, documents, instruments or certificates may be hereafter amended, renewed, extended, restated or supplemented from time to time."

19. LOAN YEAR. Section 1.1 (hh) (Loan Year) is hereby amended to read as follows:

                      "(mm) Loan Year. Effective commencing March 31, 1999, the period from the date of the Third Amendment through the last day of the next full twelve (12) calendar month period and each twelve (12) calendar month period thereafter."

20. LOCKBOX AGREEMENT. Section 1.1(jj) (Lockbox Agreement) is hereby amended to read as follows: "

                      (oo) Lockbox Agreement. The Lockbox and Servicing Agreement, dated as of August 15, 1995 between Borrower, Lender, Servicing Agent and Lockbox Agent, as amended by the First Amendment to Lock Box Agreement, dated as of October 31, 1996, and the Second Amendment to Lock Box Agreement, dated as of March 31, 1999, pursuant to which Lockbox Agent is to provide lockbox, reporting and related services and is to provide for the receipt of payments on the Notes Receivable and disbursement of such payments to Lender."

21. MORTGAGE. Section 1.1 (ll) (Mortgage) is hereby amended to read as follows:

                      "(qq) MORTGAGE A properly recorded, first priority mortgage, deed of trust, deed to secure debt, assignment of beneficial interest or other security instrument, as applicable, executed and delivered by each Purchaser to Borrower, securing a Pledged Note Receivable and encumbering all of the right, title and interest of such Purchaser in the related Encumbered Interval and Common Elements, and related or appurtenant easement, access and use rights and benefits."

22. NEGATIVE PLEDGE AGREEMENT. Section 1.1 (Definitions). is hereby amended in part to add the following new paragraph:

                      "(rr) NEGATIVE PLEDGE AGREEMENT shall mean the Negative Pledge Agreement, in the form attached as Exhibit C, made by the Borrower and each applicable Affiliate to the Lender pursuant to this Agreement, as the same may be amended from time to time."

23. NOTE. Section 1.1(mm) (Note) is hereby amended to read as follows:

                      "(ss) NOTE. The Secured Promissory Note evidencing the Loan dated the Closing Date executed and delivered by Borrower to Lender concurrently with the Agreement, as amended and restated by an Amended and Restated Secured Promissory Note dated as of October 31, 1996 and as further amended and restated by an Amended and Restated Secured Promissory Note dated


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                      March 31, 1999 executed and delivered by Borrower to
                      Lender concurrently with the Third Amendment, a copy of which is attached hereto as Exhibit C."

24. PARTICIPANT. Section 1.1 (Definitions) is hereby amended in part to add the following new paragraph:

                      "(ww) PARTICIPANT shall mean, singly and collectively, any bank or other entity, which is indirectly or directly funding Lender with respect to the Loan, in whole or in part, including, without limitation, any direct or indirect assignee of, or participant in, the Loan."

25. RESORT OR RESORTS. Section 1.1(xx) (Resort or Resorts) is hereby amended to read as follows:

                      "(eee) RESORT OR RESORTS (ALSO "ELIGIBLE RESORT" OR "ELIGIBLE RESORTS") . Individually and collectively, as applicable, each or all of the interval ownership and time-share projects consisting of: (i) (A) Holly Lake Ranch, Hawkins, Texas; (B) Piney Shores Resort, Conroe, Texas; (C) Lake O' The Woods, Flint, Texas; (D) Hill Country Resort, Canyon Lake, Texas; (E) Ozark Mountain Resort, Kimberling City, Missouri; and (F) Holiday Hills Resort, Branson, Missouri (also sometime individually and collectively referred to herein as the "EXISTING RESORTS") and (ii) subject to Lender's prior written approval and satisfaction by the Borrower of the conditions precedent set forth in Sections 2.8 and 4.6 hereof, the Additional Eligible Resorts. The term "Resort" or "Resorts" includes, among other things, the undivided annual or (biennial) timeshare ownership interests (Intervals) in the respective Resorts, and the appurtenant exclusive rights to use Units in one or more buildings or phases and all appurtenant or related properties, amenities, facilities, equipment, appliances, fixtures, easements, licenses, rights and interests, including without limitation, the Common Elements, as established by and more fully defined and described in the respective Declarations, and the other Timeshare Documents."

26. TERM. Section 1.1(bbb) (Term) is hereby amended to read as follows:

                      "(iii) TERM. A period of twenty four (24) months from the date of the Third Amendment, plus the number of days from the date of the Third Amendment to the end of the month in which the Third Amendment is executed and delivered by the Borrower and the Lender."

27. TIMESHARE ACT. Section 1.1(ccc) (Timeshare Act) is hereby amended to read as follows:

                      "(jjj) TIMESHARE ACT. Any statute, act, regulation, ordinance, rule or law applicable to the establishment and operation of the Resorts and the sales of the Intervals."


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28. TIMESHARE DOCUMENTS. Subparagraph (1) of Section 1.1(ddd) (Timeshare
Documents) is hereby amended to read as follows:

                      "(kkk) (1) Any registration statement required under any Timeshare Act approving the establishment and operation of the Resorts and the sales of Intervals."

29. UCC FINANCING STATEMENT. Section 1.1 (Definitions) is hereby amended in part to add the following new paragraph:

                      "(nnn) UCC FINANCING STATEMENTS. The UCC-1 Financing Statements, naming the Borrower or the Original Borrower as debtor and the Lender as secured party, heretofore or hereafter filed in connection with the Loans and all amendments thereto."

30. REVOLVING LOAN. Section 2.1 (Revolving Loan) is hereby amended to read as follows:

                      "Section 2.1 REVOLVING LOAN; LOAN PARTICIPATIONS; PARTICIPANTS AND LENDING LIMITS;.

                               (a) REVOLVING LOAN. Upon the terms and subject to the conditions set forth in this Agreement, including, without limitation, the lending limits set forth in section 2.1(c) hereof, Lender shall advance to Borrower, and Borrower may borrow, repay and reborrow during the Revolving Loan Period, as such term is hereafter defined, principal under the Loan in an amount not to exceed at any time the lesser of: (i) the amount of the Borrowing Base, or (ii) $75,000,000.00. The Revolving Loan Period is shall mean the period beginning on the date of the Third Amendment and ending on March 31, 2001."

                               (b) LOAN PARTICIPATIONS AND PARTICIPANTS. Lender shall have the right, without prior notice to Borrower or Borrower's approval, to designate one or more Participants and to sell or grant to such Participants participation interests in the Loan, and in the respective Loan Documents, and in the Collateral, on terms and conditions satisfactory, in its sole and absolute discretion, to Lender. In the event that Lender so designates a Participant and sells or grants such Participant a participation interest in the Loan, such Participant shall communicate and deal only with Lender in respect to such Participant's interest in the Loan, the Loan Documents and the Collateral, and Borrower shall communicate and deal only with Lender and not with any Participant. Borrower agrees to, diligently and in good faith, cooperate with Lender in connection with Lender's consummation and administration of a written participation agreement or agreements with one or more Participants or their successors and assigns, and in complying with the terms of any such participation agreement, including with respect to

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                               periodic deliveries of accountings and reports
                               with respect to the Loan, the Loan Documents and the Collateral.

                               (c) LENDING LIMITS. Borrower acknowledges, agrees and confirms that Lender's obligation to fund Advances under the Loan is limited to a maximum aggregate principal amount at any time of $50,000,000 (the "INITIAL FUNDING COMMITMENT)". Lender and Borrower acknowledge that Lender has entered or will enter into written participation agreements which provide for Participant's fundings in respect of up to $25,000,000 of the Initial Funding Commitment. With respect to Advances under the Loan that would cause the aggregate outstanding principal balance of the Loan to exceed $50,000,000, Lender's obligation to make any such Advances is subject to and conditioned upon a Participant's providing funding to Lender in support of such Advances; and therefore, Advances in excess of $50,000,000 at any time shall be subject to and conditioned upon a Participant providing incremental funds over $50,000,000 to Lender pursuant to a written participation agreement acceptable to Lender in its sole and absolute discretion. Advances in excess of the Initial Funding Commitment are hereinafter referred to as the "ADDITIONAL FUNDING COMMITMENT". The maximum amount of the Additional Funding Commitment shall, subject to
                               Section 2.1(a) hereof, be $25,000,000.

                               Lender agrees to use reasonable efforts to procure one or more Participants to provide funding for the Additional Funding Commitment, and to use reasonable efforts to enter into and maintain in good standing additional written participation agreements satisfactory to Lender in its sole and absolute discretion to the extent necessary to provide for Advances up to the maximum amount of the Additional Funding Commitment, but in no event shall the total outstanding principal balance of the Loan exceed the amount determined in accordance with Section 2.1(a) hereof. If for any reason Lender does not procure Participants for the Additional Funding Commitment, or does procure such Participants but does not enter into a written participation agreement or agreements, acceptable to Lender in its sole and absolute discretion, with any such Participant for the Additional Funding Commitment, or if such a participation agreement is terminated, or if such a Participant fails to fund to Lender its participation share of the Loan as provided under its respective participation agreement, then, notwithstanding any provision in this Agreement, in the 1999 Commitment or in any Loan Document to the contrary, Lender shall have no obligation to make advances of principal under the Loans in excess of $50,000,000 in the aggregate."


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31. VOLUNTARY PREPAYMENT. Section 2.4(a) (Voluntary Prepayment) of the Agreement
is hereby amended to read as follows:

                     "(a) VOLUNTARY PREPAYMENT. Borrower may not voluntarily prepay the Loan, in whole or in part, except that: (i) provided that no Event of Default shall have occurred and be continuing and subject to Section 2.5 and Section 2.6 hereof, Borrower may, during the period from the date of the Third Amendment to March 31, 2001 (the "REVOLVING LOAN PERIOD"), upon thirty (30) days' prior written notice to the Lender, prepay the Loan in whole or in part solely in connection with the bulk sale, refinancing or securitization in bulk, in minimum increments of $5,000,000.00 or more, of Eligible Notes Receivable relating to the Resorts, provided that any such bulk sale, refinancing or securitization is not made to or with a Warehouse Lender (For purposes hereof, a "Warehouse Lender" means a Lender who agrees to refinance notes receivable for a period of two (2) years or less); (ii) provided that no Event of Default shall have occurred and be continuing and subject to Section 2.6 hereof, Borrower may, on and after April 1, 2001, upon thirty (30) days' prior written notice to the Lender prepay the Loan in whole or in part and (iii) at any time during the Term of the Loan, the Loan may be prepaid in part in connection with any prepayment which arises from the prepayment of one or more Eligible Notes Receivable by its maker or makers.

32. PREPAYMENT PREMIUMS. Section 2.4(c) (Premiums) of the Agreement is hereby amended to read as follows:

                     "(c) PREMIUMS. Subject to Sections 2.4(c)(ii), 2.5 and 2.6 hereof, no prepayment premium shall be required in connection with: (x) any voluntary prepayment made in accordance with Section 2.4(a)(i), (y) in connection with any prepayment of the principal balance of the Loan which arises from the prepayment of one or more Eligible Notes Receivable by its maker or makers or (z) in connection with any prepayment made in accordance with Section 2.4(b)(i). Except as heretofore set forth, Borrower shall, in connection with a prepayment, pay to the Lender:

                           (i)      Any prepayment of the Loan pursuant to
                                    Section 2.4(a)(ii) above must be accompanied by a prepayment premium, calculated as of the date immediately prior to such prepayment, equal to one half percent (0.5%) of the then outstanding principal balance of the Loan.

                           (ii) Notwithstanding anything herein contained to the contrary, any prepayment under this
                                    Section 2.4 must include all accrued but unpaid interest, and accrued but unpaid contributions, taxes, insurance, loan charges (including Minimum Loan Usage Fees, if any), custodial fees, attorneys' and paralegals' fees and expenses, amounts due pursuant to Section 2.6 hereof as a result of a Funding Loss and other fees or expenses incurred by Lender or advanced to or on behalf of Borrower by Lender pursuant to any of the Loan Documents accrued but unpaid."

33. MINIMUM LOAN USAGE FEE. Section 2.5 (Minimum Loan Usage Fee) is hereby amended to read as follows:

                      "2.5 MINIMUM LOAN USAGE FEE. In addition to the interest payable pursuant to this Agreement, during the Revolving Loan period Borrower shall pay to Lender with respect to the six month period commencing on April 1, 1999 and ending on September 30, 1999 and with respect to each six month period thereafter during the Revolving Loan Period, on the fifth day after every such six month period, IN ARREARS, a fee (the "MINIMUM LOAN USAGE FEE") equal to the product of: (a) the excess, if any of (i) $20,000,000.00 over (ii) the average daily outstanding principal balance of the Note for such six month period; times (b) two percent (2.00%)."

34. PAYMENT OF FUNDING LOSSES AND OTHER AMOUNTS RELATING TO LIBOR CONTRACT.
Section 2 (The Loan) of the Agreement is hereby amended in part to add the following new Section 2.6 as follows:

                      "2.6 PAYMENT OF FUNDING LOSSES AND OTHER AMOUNTS RELATING TO LIBOR CONTRACT, ETC.

                                    (a) Funding Losses: Breaking of LIBOR
                      contract, Change in Law, Etc. Borrower hereby agrees to pay to Lender any amount necessary to compensate Lender and any Participant for any losses or costs (including, without limitation, the costs of breaking any "LIBOR" contract, if applicable, or funding losses determined on the basis of Lender's or such Participant's reinvestment rate and the interest rate thereon) (collectively, "FUNDING LOSSES") sustained by Lender or any Participant:
                      (i) if the Loan, or any portion hereof, is prepaid for any reason whatsoever on any date other than the Final Maturity Date (including, without limitation, from condemnation or insurance proceeds); (ii) upon the conversion of the interest rate on the Loan to an interest rate based on the Prime Rate in accordance with Section 2.6(b) hereof; (iii) as a consequence of the reduction of any amounts received or receivable from Borrower, in either case, due to the introduction of, or any change in, law or applicable regulation or treaty (including the administration or interpretation thereof), whether or not having the force of law, or due to the compliance by Lender or the Participant, as the case may be, with any directive, whether or not having the force of law, or request from any central bank or domestic or foreign governmental authority, agency or instrumentality having jurisdiction; (iv) as a consequence of the breaking of any TLIBOR contract and/or (v) any other set of circumstances not attributable to Lender's or a Participant's acts. Payment of Funding Losses hereunder shall be in addition to any obligation to pay any other amounts due and owing under this Agreement or any other Loan Documents.

                           (b) Conversion to Interest Rate Based on Prime Rate.
                      If Lender determines (which determination shall be conclusive and binding upon Borrower, absent manifest error) (i) that dollar deposits in an amount approximately equal to the then outstanding principal balance of the Loan are not generally available at such time in the London Interbank Market for deposits in Eurodollars, (ii) that the rate at which such deposits are being offered will not adequately and fairly reflect the cost to Lender or a Participant of maintaining the Interest Rate based on LIBOR (or the portion of the Loan being funded by such Participant), or of funding the same in such market for such Interest Accrual Period, due to circumstances affecting the London Interbank Market generally, (iii) that reasonable means do not exist for ascertaining LIBOR,
                      (iv) that the Interest Rate based on LIBOR would be in excess of the maximum interest rate which Borrower may by law pay, then, in any such event, or (v) any LIBOR contract is broken as a result of the sale, pledge, refinancing or securitization in bulk of Eligible Notes Receivable relating to the Resorts by Borrower, Lender shall so notify Borrower and, as of the date of such notification with respect to an event described in clauses
                      (ii), (iv) or (v) above, or as of the expiration of the applicable LIBOR Rate Period with respect to an event described in clause (i) or (iii) above, interest shall accrue at a rate equal to the Prime Rate plus a sufficient spread so that the resulting per annum interest rate is approximately equal to what the rate would have been based on LIBOR plus three percent (3.0%) per annum, which new rate shall apply until such time as the situations described above are no longer in effect, or as otherwise provided herein; provided, however, if the situation described in clause (ii) above occurs, (x) Borrower shall have the option, to be exercised by written notice to Lender, to pay Lender (in the manner reasonably required by Lender) for such increased cost of maintaining the Interest Rate based on LIBOR, and (y) if the same only affects a portion of the Loan, then only such portion shall have interest accrue at a rate equal to the Prime Rate plus a sufficient spread so that the resulting per annum interest rate is approximately equal to what the rate would have been based on LIBOR plus three percent (3.0%) per annum, and interest shall continue to accrue on the remaining portion at the Interest Rate based on LIBOR.

                           (c) Back-Up Interest Rate Based on Prime Rate. If the
                      introduction of, or any change in, any law, regulation or treaty, or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof, shall make it unlawful for Lender or any Participant to maintain the Interest Rate based on LIBOR with respect to the Loan, or any portion thereof, or to fund the Loan, or any portion thereof, in Eurodollars in the London Interbank Market, then, (i) the Loan (or such portion of the Loan) shall thereafter bear interest shall accrue at a rate equal to the Prime Rate plus a sufficient spread so that the resulting per annum interest rate is approximately equal to what the rate would have been based on LIBOR plus three percent (3.0%) per annum (unless the Default Rate shall be applicable), and (ii) Borrower shall pay to Lender the amount of Funding Losses (if any) incurred in connection with such conversion. The accrual of interest shall accrue at a rate equal to the Prime Rate plus a sufficient spread so that the resulting per annum interest rate is approximately equal to what the rate would have been based on LIBOR plus three percent (3.0%) per annum, which new rate shall continue until such date, if any, as the situation described in this Section 2.6(c) is no longer in effect.

                           (d) Capital Adequacy Events, Etc. If Lender or a
                      Participant, as the case may be, shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption of any other law, rule, regulation or guideline (including, but not limited to, any United States law, rule, regulation or guideline) regarding capital adequacy, or any change becoming effective in any of the foregoing or in the enforcement or interpretation or administration of any of the foregoing by any court or any domestic or foreign governmental authority, central bank or comparable agency charged with the enforcement or interpretation or administration thereof, or compliance by Lender or its holding company or such Participant or its holding company, as the case may be, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of Lender, Lender's holding company, such Participant or such Participant's holding company, as the case may be, to a level below that which Lender or its holding company or the Participant or its holding company, as the case may be, could have achieved but for such applicability, adoption, change or compliance (taking into consideration Lender's or its holding company's or such Participant's or its holding company's, as the case may be, policies with respect to capital adequacy) (the foregoing being hereinafter referred to as "CAPITAL ADEQUACY EVENTS"), then, upon demand by Lender, Borrower shall pay to Lender, from time to time, such additional amount or amounts as will compensate Lender or such Participant for any such reduction suffered.

                           (e) Payment of Amounts Due under Section 2.6. Any
                      amount payable by Borrower under Section 2.6(a) or 2.6(d) hereof shall be paid to Lender within five (5) days of receipt by Borrower of a certificate signed by an officer of Lender setting forth the amount due and the basis for the determination of such amount, which statement shall be conclusive and binding upon Borrower, absent manifest error. Failure on the part of Lender to demand payment from Borrower for any such amount attributable to any particular period shall not constitute a waiver of Lender's right to demand payment of such amount for any subsequent or prior period. Lender shall use reasonable efforts to deliver to Borrower prompt notice of any event described in Sections 2.6(a) or 2.6(d) hereof and of the amount to be paid under this Section 2.6(e) as a result thereof; provided, however, any failure by Lender to so notify Borrower shall not affect Borrower's obligation to make the payments to be made under this
                      Section 2.6(e) as a result thereof. All amounts which may become due and payable by Borrower in accordance with the provisions of this Section 2.6(e) shall constitute additional interest hereunder and shall be secured by this Agreement and the other Loan Documents."

35. COMMITMENT FEE. Section 2 (The Loan) of the Agreement is hereby amended in part to add the following new Section 2.7 as follows:

                      "2.7 COMMITMENT FEE. Borrower and Lender acknowledge and agree that the Commitment Fees due and owing by the Borrower to the Lender with respect to the Original Commitment, the 1995 Commitment and the 1996 Commitment have been paid by the Borrower. Borrower has paid to Lender the sum of $20,000, constituting a portion of 1999 Commitment Fee of $750,000. Borrower shall pay an additional $480,000 of the 1999 Commitment on the date of the Third Amendment. As agreed by Lender and Borrower, payment of the remaining $250,000 of the Commitment Fee or pro rata portion thereof (the "ADDITIONAL FUNDING COMMITMENT FEE"), is deferred until such time as Lender enters into written participation agreements, in form and substance acceptable to Lender in its sole and absolute discretion, with Participants providing for Participant's funding commitments in respect of the Additional Funding Commitment. Subject only to the foregoing condition regarding $250,000 of the Commitment Fee, Borrower agrees that, in addition to other commitment fees earned by Lender, Lender has earned the entire Commitment Fee with respect to the 1999 Commitment, notwithstanding whether a closing occurs under this Agreement with respect to the 1999 Commitment or whether the Loan or any portion thereof is funded."


36. ADDITIONAL ELIGIBLE RESORT. Section 2 (The Loan) of the Agreement is hereby amended in part to add the following new Section 2.8 as follows:

                      "2.8 ADDITIONAL ELIGIBLE RESORT. From time to time during the Term, Borrower may propose to Lender that one or more additional time-share plans and projects owned and operated by Borrower be included among the Eligible Resorts in respect of which Advances may be made. Any such proposal will be in writing, and will be accompanied or supported by the due diligence and supporting Borrower, Affiliate, project, financial and related information identified in Section 4.6 hereto, and such other information as Lender may require. Borrower will reasonably cooperate with Lender's underwriting and due diligence, and Borrower will be responsible for payment upon billing for

                      Lender's out-of-pocket expenses in connection therewith. Subject to Lender's and any Participant's satisfactory underwriting and due diligence review, including satisfaction of the conditions in Sections 4 and 5 hereof as they relate to such additional time-share resorts, Lender may, but shall not be required to, approve one or more such additional time-share resorts, including future phases or condominiums in an Existing Eligible Resort, as an Eligible Resort qualifying for Advances under and subject to the terms of this Agreement and the other Loan Documents.

                           Subject in each instance to Lender's and each
                      Participant's acceptable underwriting and due diligence review, and Lender's prior written approval, any project as may be approved by Lender after the Closing Date, if any, is hereinafter referred to as an "ADDITIONAL ELIGIBLE RESORT". Any Advances hereunder with respect to any Additional Eligible Resort will be subject to all terms an conditions of this Agreement and the other Loan Documents."

37. CONDITIONS PRECEDENT TO CLOSING OF THIRD AMENDMENT: Section 4 (Conditions Precedent To The Closing) of the Agreement is hereby amended in part to add the following new Section 4.5 as follows:

                      "Section 4.5 CONDITIONS PRECEDENT TO CLOSING OF THIRD AMENDMENT. The obligation of Lender to enter into the Third Amendment, and, in addition to all of the other conditions precedent set forth in the Loan Agreements or the other Loan Documents, to fund any further Advance pursuant to the terms of the Loan Agreement, shall be subject to the satisfaction of each of the following conditions precedent:

                           (a) Representations, Warranties, Covenants and Agreements. The representations and warranties contained in the Loan Documents are and shall be true and correct in all respects, and all covenants and agreements have been complied with and correct in all respects, and all covenants and agreements to have been complied with and performed by Borrower shall have been fully complied with and performed to the satisfaction of Lender.

                           (b) No Prohibited Acts. Borrower shall not have taken any action or permitted any condition to exist which would have been prohibited by any provision of the Loan Documents if such provision had been binding and effective at all times during the period from May 11, 1995 to and including the date of the Third Amendment.

                           (c) Execution by Borrower of the Third Amendment;

                           (d) Execution by Borrower of the Amended and Restated Secured Promissory Note;

                           (e) Execution by Borrower of the Negative Pledge Agreement;

                           (f) Execution by Borrower of the Amended and Restated Escrow Instructions;

                           (g) Execution by Borrower of the Environmental Indemnification Agreement;

                           (h) Execution by Borrower of the Second Amendment to Lockbox Agreement;

                           (i) Execution by Borrower of the Borrowing Base Certificate;

                           (j) Execution by Borrower of: the Borrower's
                           Affidavit with Respect to the Existing Resorts in the form attached as Exhibit C;

                           (k) Execution by Borrower of the UCC Financing Statements;

                           (l) Payment of the Commitment Fee in accordance with
                           Section 2.7 hereof;

                           (m) Delivery and/or satisfaction by the Borrower of the conditions precedent set forth in Schedule 4.6 hereof;

                           (n) Execution, delivery and or satisfaction by Borrower and its Affiliates of such other documents, instruments, agreements, tests, reports, inspections and conditions as Lender or any Participant may request.

38. CONDITIONS PRECEDENT TO FUNDING OF ADVANCES WITH RESPECT TO ADDITIONAL ELIGIBLE RESORTS. Section 4 (Conditions Precedent To The Closing) of the Agreement is hereby amended in part to add the following new Section 4.6 as follows:

                      "4.6 CONDITIONS PRECEDENT TO FUNDING OF ADVANCES WITH RESPECT TO ADDITIONAL ELIGIBLE RESORTS. As provided in the
                      Section 2.8 hereof, Borrower may propose to Lender that Lender approve one or more additional timeshare plans for inclusion hereunder as an Additional Eligible Resort in respect of which Advances may be made. The obligation of Lender to fund any Advances on or after the date of the Third Amendment with respect to an Additional Eligible Resort shall be subject to the satisfaction of each of the following conditions precedent, in addition to all of the conditions precedent set forth elsewhere in the Loan Documents:

                           (a) Representations, Warranties, Covenants and Agreements. The representations and warranties contained in the Loan Documents are and shall be true and correct in all respects, and all covenants and agreements have been complied with and correct in all respects, and all covenants and agreements to have been complied with and performed by Borrower shall have been fully complied with and performed to the satisfaction of Lender.

                           (b) No Prohibited Acts. Borrower shall not have taken any action or permitted any condition to exist which would have been prohibited by any provision of the Loan Documents if such provision had been binding and effective at all times during the period from May 11, 1995 to and including the date of the Third Amendment.

                           (c) Approval of Documents Prior to Advance. Borrower has delivered or caused to be delivered to Lender (with copies to Lender's counsel), at least fifteen
                           (15) Business Days prior to the date of each Advance, and Lender has reviewed and approved, at least five
                           (5) Business Days prior to the date of each Advance, the form and content of all of the items specified in each of the Submissions required pursuant to this
                           Section 4.6. Lender shall have the right to review and approve any changes to the form of any of the Submissions. If Lender disapproves of any changes to any of the Submissions, Lender shall have the right to require Borrower either to cure or correct the defect objected to by Lender or to elect not to fund the Loan or any Advance. Under no circumstances shall Lender's failure to approve or disapprove a change to any of the Submissions be deemed to be an approval of such Submissions. All of the Submissions were and shall be prepared at Borrower's sole cost and expense, unless expressly stated to be an obligation and expense of Lender. Lender shall have the right of prior approval of any Preparer and may disapprove any Preparer in its sole discretion, for any reason, including without limitation, that Lender believes that the experience, skill, reputation or other aspect of the Preparer is unsatisfactory in any respect. All Submissions required pursuant to this Agreement shall be addressed to Lender and include the following language: "THE UNDERSIGNED ACKNOWLEDGES THAT TEXTRON FINANCIAL CORPORATION IS RELYING ON THE WITHIN INFORMATION IN CONNECTION WITH ITS DETERMINATION TO MAKE A LOAN TO SILVERLEAF RESORTS, INC. IN CONNECTION WITH THE SUBJECT COLLATERAL."

                               (i) a certificate, to be dated as of the date of each such Advance and signed by the president, vice president, or secretary of the Borrower, certifying that the conditions specified in Sections 4.6(a) and (b) above are true;

                               (ii) copies of the articles of incorporation of Borrower, together with any amendments thereto certified to be true and complete by Borrower and the Secretary of State of the State of Texas, a current certificate of good standing for Borrower issued by the Secretary of State of the State of Texas, a current certificate of authority to conduct business issued by the secretary of state in each state in which the Borrower conducts business, and copies of the by-laws of Borrower certified to be true, correct and complete by the secretary or assistant secretary of Borrower;

                               (iii) except for the Resorts listed on Schedule 4.6(c)(iii) (the "Crown Resorts"), a Survey for each Additional Eligible Resort for which Eligible Notes Receivable are being pledged to the Lender in connection with the Advance in question; and with respect to each Crown Resort, a legible, full size copy of the recorded plat for each such Resort;

                               (iv) a certificate of the secretary or assistant secretary of Borrower certifying the adoption by the board of directors thereof, respectively, of a resolution authorizing the addition of the Resort in question as an Additional Eligible Resort and to authorize Borrower to enter into, execute and deliver any Documents in connection therewith;

                               (v) a certificate of the secretary or assistant secretary of Borrower certifying the incumbency, and verifying the authenticity of the signatures, of the specified officers of Borrower authorized to sign all documents required in connection with such Additional Eligible Resort as required pursuant to this Section 4.6;

                               (vi) an inspection report or reports covering each Additional Eligible Resort for which Eligible Notes Receivable are being pledged to the Lender in connection with the Advance in question, including without limitation all real property and personal property subject to the Declaration and all adjacent property, confirming:

                                    (1) the absence of Hazardous Materials on the personal property and real property comprising each such Additional Eligible Resort;

                                    (2) that the inspection firm has obtained, reviewed and included within its report a CERCLIS printout from the Environmental Protection Agency (the "EPA"), statements from the EPA and other applicable state and local authorities and a Phase I Environmental Audit, all of which information shall confirm that there are no known or suspected Hazardous Materials located at, used or stored on, or transported to or from each such Additional Eligible Resort or in such proximity thereto as to create a material risk of contamination of each such Additional Eligible Resort;

                               (vii) evidence that Borrower is maintaining all policies of insurance required by and in accordance with Section 7.1(d) hereof, including copies of the most current paid insurance premium invoices;

                               (viii) evidence that Borrower and the Timeshare Documents for each Additional Eligible Resort for which Eligible Notes Receivable are being pledged to the Lender in connection with the Advance in question are in compliance with all applicable laws in connection with its sales of Intervals, including without limitation, the Timeshare Acts;

                               (ix) a current preliminary title report or certificate of title for each Additional Eligible Resort for which Eligible Notes Receivable are being pledged to the Lender in connection with the Advance in question, with copies of all title exceptions;

                               (x) copies of all applicable governmental permits, approvals, consents, licenses, and certificates for the establishment of each Additional Eligible Resort for which Eligible Notes Receivable are being pledged to the Lender in connection with the Advance in question as timeshare projects in accordance with the applicable Timeshare Act, and for the occupancy and intended use and operation of each such Additional Eligible Resort, including the Units, including a letter certification from Borrower regarding zoning classification and compliance, letters or other satisfactory evidence from utility companies, governmental entities or other persons confirming that water, sewer (sanitary and storm), electricity, solid waste disposal, telephone, police, fire and rescue services are being provided to each Resort, and any business licenses necessary for operation of each such Additional Eligible Resort;

                               (xi) certified true, correct and complete copies of all of the Timeshare Documents for each Additional Eligible Resort for which Eligible Notes Receivable are being pledged to the Lender in connection with the Advance in question;

                               (xii) evidence satisfactory to Lender that all taxes and assessments owed by or for which Borrower is responsible for collection have been paid, including but not limited to sales taxes, room occupancy taxes, payroll taxes, personal property taxes, excise taxes, intangibles taxes, real property taxes, and income taxes, and any assessments related to each Additional Eligible Resort for which Eligible Notes Receivable are being pledged to the Lender in connection with the Advance in question and copies of the most current paid tax bills for each such Additional Eligible Resort evidencing that each such Additional Eligible Resort have been segregated from all other property on the applicable municipal taxrolls;

                               (xiii) written confirmation from an architect covering each Additional Eligible Resort, other than a Crown Resort, for which Eligible Notes Receivable are being pledged to the Lender in connection with the Advance in question as to the physical condition of the improvements at each such Additional Eligible Resort, including that soil conditions are sufficient to support all existing and any contemplated improvements to the real property; which written confirmation shall be in form and substance reasonably acceptable to the Lender. Each architect rendering such written confirmation shall be licensed as an architect in the state of Texas;

                               (xiv) such credit references on Borrower as Lender deems necessary in its sole discretion;

                               (xv) copies or other evidence of all loans to Borrower from any officers, shareholders, or Affiliates of Borrower, if any.

                               (xvi) a commitment to issue Mortgagee Title
                               Policies (as defined below) from Title Insurer for each such Additional Eligible Resort. Notwithstanding anything heretofore to the contrary, Lender agrees that Borrower shall not be required to provide such a commitment or a Mortgagee Title Insurance Policy with respect to any Crown Resort (other than the Quail Hollow Resort), or, until such time as deeded Intervals are permitted under local law governing the Oak `N Spruce Resort, the Oak `N Spruce Resort in order to qualify any such Resort as an Additional Eligible Resort. With respect to the Oak `N Spruce Resort only, Borrower shall deliver to Lender, an opinion of counsel, in form and substance acceptable to Lender, as to, among other things, the creation and ownership of the beneficial interests in the entity which owns each of the Units at the Oak N' Spruce Resort (the "Beneficial Interest"), the state of title of each such Beneficial Interest and the creation and perfection of the Lender's security interest in each Beneficial Interest from which an Eligible Note Receivable arises. Notwithstanding anything heretofore to the contrary, if any claim, lien, encumbrance, charge or other matter arises with respect to any Interval or Intervals for which an Eligible Note Receivable has been pledged to the Lender pursuant to this Agreement, then, in such event:

                                    (a) The Note Receivable with respect to the Interval in question shall cease to be an Eligible Note Receivable and the Borrower immediately shall either replace the Note Receivable in question or make a Mandatory Prepayment as provided in Section 2.4(b) hereof; and

                                    (b) The Resort at which the Interval in
                                    question is located shall cease to be an Additional Eligible Resort, unless and until the Borrower shall cure any such claim, lien, encumbrance, charge or other matter to the satisfaction of the Lender. Furthermore, any and all further requests for Advances in respect of such Resort must be accompanied by satisfactory Mortgagee Title Policies for all Intervals with respect to which such Advances are requested.

                               (xvii) the Financial Statements.

                               (xviii) to the extent not previously delivered, Borrower will execute, or cause to be executed with respect to each Additional Eligible Resort, a Negative Pledge, a Collateral Assignment of Notes Receivable and Interval Mortgages, Borrower's Affidavit with Respect to the Additional Eligible Resorts and an Environmental Indemnification Agreement, each in the form attached hereto as Exhibit C;

                               (xix) with respect to any improvements, including any Units, constructed at a Resort within the twenty-four month period prior to any Advance with respect to an Additional Eligible Resort, Borrower shall also deliver to Lender, for its approval, such documents and instruments as Lender may reasonably request in connection with such newly constructed improvements, including, without limitation, copies of building permits, plans and specifications construction and architectural contracts, title insurance insuring over, among other things, mechanics liens, certificates of occupancy and satisfactory evidence of the completion of such improvements; and

                               (xx) such other documents, instruments,
                               agreements, tests, reports and inspections as the Lender may require with respect to the Borrower or any applicable Affiliate, the Loan or any Resort, including any Additional Eligible Resort.

                               (xxi) Upon request of the Lender, Borrower shall deliver to the Lender evidence, satisfactory to the Lender, that there is no material litigation, written complaint, suit, action, written claim or written charge pending against the Borrower or any Affiliate with any court or with any governmental authority with respect to the Resort, the Timeshare Documents, any Eligible Notes Receivable, any Interval, or any marketing, offer or sale of any Interval.

                           (d) Physical Inspection. Lender shall be satisfied with its physical inspection of the Additional Eligible Resorts.

                           (e) UCC Search. Lender shall have obtained, at Borrower's cost, such searches of the applicable public records as it deems necessary under all applicable law to verify that it has a first and prior perfected Lien and security interest covering all of the Collateral. Lender shall not be obligated to fund any Advance if Lender determines that it does not have a first and prior perfected lien and security interest covering any portion of the Collateral.

                           (f) Litigation Search. Lender shall have obtained, at Borrower's cost, an independent search to verify that there are no bankruptcy, foreclosure actions or other material litigation or judgments pending or outstanding against the Additional Eligible Resorts, any portion of the Collateral, Borrower, or any Affiliate, (each a "MATERIAL PARTY"). The term "other material litigation" as used herein shall not include matters in which (i) a Material Party is plaintiff and no counterclaim is pending or (ii) which Lender determines, in its sole discretion exercised in good faith, are immaterial due to settlement, insurance coverage, frivolity, or amount or nature of claim. Lender shall not be obligated to fund any Advance if it determines that any such litigation is pending.

                           (g) Opinions of Borrower's Counsel. Borrower shall deliver to Lender, at Borrower's sole cost and expense, such opinions of counsel, including counsel admitted in each state in which each Additional Eligible Resort is located, as to such matters with respect to the Borrower and each Additional Eligible Resort as Lender may request, and in form and substance acceptable to Lender in its sole discretion.

                           (h) Funding Procedure. Borrower shall have complied to Lender's satisfaction with each of the conditions precedent to funding of an Advance set forth in
                           Section 5 hereof.

                           (i) Management of Resort. Borrower shall provide evidence satisfactory to Lender that Borrower, or an Affiliate, is the manager or operator of each Resort, pursuant to a written management or operating agreement, in form and substance satisfactory to Lender, which with respect to all Resorts (other than the Crown Resorts) shall have a term which shall expire no earlier April 1, 2009. With respect to each Crown Resort only, each such Resort may qualify as an Additional Eligible Resort (subject to satisfaction by Borrower of the conditions set forth in this
                           Section 4.6), so long the Borrower, or an Affiliate, is the manager or operator of each such Resort, pursuant to a written management or operating agreement, in form and substance satisfactory to Lender. Borrower agrees to provide an estoppel letter, in form and substance acceptable to Lender, from the applicable Timeshare Owner's Association.

                           (j) Other Items. Such other agreements, documents, instruments, certificates and materials as Lender may request to determine the acceptability of any such Additional Eligible Resort, to evidence the Obligations; to evidence and perfect the rights and Liens and security interests of Lender contemplated by the Loan Documents, and to effectuate the transactions contemplated herein, including, without limitation, true copies of all Resort Documents for each such Additional Eligible Resort, all Timeshare Documents and operating and management contracts and agreements, evidence of with the applicable Timeshare Act and other applicable laws, evidence of all required governmental licenses and permits; title searches; title commitments or policies, including. Complete and legible copies of each title exception, engineering, environmental and soil reports, evidence of compliance with all applicable zoning and building codes; each of which shall be satisfactory to Lender in its sole and absolute discretion.

39.  GENERAL REPRESENTATIONS AND WARRANTIES.

         a. Sections 6.1 (Organization, Standing, Qualification), Subparagraphs
         (a) and (e) of Section 6.2 (Authorization, Enforceability, etc.) and Subparagraph (a) of Section 6.13 (Compliance with Law) are hereby amended to read as follows:

                           "6.1 ORGANIZATION, STANDING, QUALIFICATION. Borrower
                           (a) is a duly organized and validly existing Texas corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and (b) as all requisite power, corporate or otherwise, to conduct its business and to execute and deliver, and to perform its obligations under, the Loan Documents."

                           6.2 AUTHORIZATION, ENFORCEABILITY, ETC.

                           "(a) The execution, delivery and performance by Borrower of the Loan Documents has been duly authorized by all necessary corporate action by Borrower and does not and will not (i) violate any provision of the certificate or articles of incorporation of Borrower, bylaws of Borrower, or any agreement, law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect to which Borrower is a party or is subject; (ii) result in, or require the creation or imposition of, any Lien upon or with respect to any asset of Borrower other than Liens in favor of Lender; or (iii) result in a breach of, or constitute a default by Borrower under, any indenture, loan or credit agreement or any other agreement, document, instrument or certificate to which Borrower is a party or by which it or any of its assets are bound or affected."

                           "(e) The execution and delivery of the Loan
                           Documents, the delivery and endorsement to Lender of the Pledged Notes Receivable, the filing of the UCC-1's with the with the office of the secretary of state of the state in which the applicable Resort is located and the Assignment of Notes Receivable and Mortgages in the official records of the county in which the applicable Resort is located, create in favor of Lender a valid and perfected continuing first priority security interest in the Collateral. The Collateral shall secure the full payment and performance of the Obligations."

                           6.13 Compliance with Law.

                           "(a) is not in violation, nor are any of its Resorts, or the business operations in respect of any of the Resorts, or to the Borrower's knowledge after diligent inquiry, the Timeshare Owners' Association, in violation, of the Timeshare Act, or any laws, ordinances, governmental rules or regulations of any state in which a Resort is located, any political subdivision of said states or any other jurisdiction to which the Borrower or the Resorts, or the business operations conducted in respect of the Resorts, or the Timeshare Owners' Association, are subject."

         b. Borrower hereby makes the following additional representations and warranties as of the date of the Third Amendment:

                           "(i) The Agreement, as amended by the First
                           Amendment, the Second Amendment and the Third Amendment, the Note and the other Loan Documents constitute the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their respective terms."

                           "(ii) Borrower acknowledges and agrees that it has assumed all of the Obligations of the Original Borrower under the Agreement and the Loan Documents each as amended, and Borrower ratifies and confirms that of as of the each warranty, representation, covenant and agreement: (i) made by the Original Borrower under the Agreement and the other Loan Documents on August 15, 1995, (ii) made by the Borrower under the First Amendment and the other Loan Documents on December 28, 1995 and (iii) made by the Borrower under the Second Amendment and the other Loan Documents on October 31, 1996.

40. REPORTING REQUIREMENT. Section 7.1(h)(xi) (Other Information) of the Agreement is hereby amended in part to add the following sentence as the beginning of said section:

              "Borrower shall deliver to Lender, within five (5) days of the filing thereof with the United States Securities and Exchange Commission, copies of each Form 8-K, 10-Q and 10-K filed by Borrower.

41. MANAGEMENT. Section 7.1(j) (Management) of the Agreement is hereby deleted in its entirety and substituting the following sentence in its place and stead:

              "(j) MANAGEMENT. Borrower shall: (i) remain engaged in the active management of the Resorts, (ii) unless Borrower notifies Lender in writing at least thirty (30) days in advance of its new location, it will retain its executive offices at 1221 Riverbend Drive, Suite 120, Dallas, Texas 75221, and (iii) will continue to perform duties substantially similar to those presently performed as provided in the Management Agreement relating to each Resort."

42. GUARANTOR. Section 7.1(m) (Guarantor) is hereby deleted in its entirety.

43. OTHER COMPLIANCE. Section 7.1 (q)(iii) (Other Compliance) is hereby amended in part to delete the phrase `the state of Missouri" in the third line of the first sentence and substitute the following phrase in its place and stead:

              "each state in which an applicable Resort is located,"

44. MODIFICATION OF ELIGIBLE NOTES RECEIVABLE. Notwithstanding anything herein to the contrary, Borrower shall have the right to modify the interest rate and term only of the Eligible Notes Receivable without the Lender's prior consent, provided that: (i) any such change in the rate of interest on any one or more Eligible Notes Receivable shall not reduce the average interest rate on all Eligible Notes Receivable to less than thirteen percent (13%) per annum at any time; (ii) the term of no Eligible Notes Receivable shall be increased to a term longer than one hundred twenty (120) months from its original date; (iii) at no time may the Borrower so modify the terms of more than ten percent (10%) of the outstanding principal balance of all Eligible Notes Receivable at any time and
(iv) provided that Borrower immediately provide Lender with notice of any such modification together with any original documentation evidencing such modification.

45. NOTICES. The notice address for the Borrower is changed to reflect the change in name of the Borrower and the notice address for the Borrower set forth in Section 12.1 is hereby changed to:

                  Silverleaf Resorts, Inc.
                  1221 Riverbend Drive, Suite 120
                  Dallas, TX  75221
                  Attn: Mr. Robert E. Mead, CEO

46. EXHIBITS AND SCHEDULE. Exhibits A, C and D and Schedules 1.1(n), 1.1(xx), 1.1(eee), 5, 6.9 and 6.19 are hereby deleted in their entirety and in their place and stead is substituted Exhibits A, C, D, and E and Schedules 1.1(o), 1.1(eee), 1.1(lll), 4.6(c)(iii), 5, 6.9, 6.19 as attached to the Third Amendment.

47. DEFINITIONS. Sections 1.1 (a), (b), (d), (g), (h), (i), (l), (m), (n), (o),
(p), (r), (s), (u), (v), (x), (y), (z), (aa), (bb), (ee), (ii), (kk), (nn),
(oo), (pp), (qq), (rr), (ss), (tt), (uu), (vv), (ww), (yy), (zz), (aaa), (eee),
(fff), and (ggg) are hereby redesignated as Sections 1.1 (b), (c), (e), (h),
(i), (j), (m), (n), (o), (p), (q), (s), (t), (x), (y), (aa), (bb), (cc), (dd),
(ee), (jj), (nn), (pp), (tt), (uu), (vv), (xx), (yy), (zz), (aaa), (bbb), (ccc),
(ddd), (fff), (ggg), (hhh), (lll), (mmm) and (ooo), respectively. All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

48. FURTHER DOCUMENTATION. Borrower agrees to execute and deliver to Lender any and all additional documentation as Lender may now or hereafter require in order to effectuate the terms and conditions of this Third Amendment.

49. EFFECT OF AMENDMENT. Except as herein expressly amended, the Agreement shall remain in full force and effect.

50. RATIFICATION AND CONFIRMATION. Except as herein expressly amended, Borrower hereby ratifies, confirms, assumes and agrees to be bound by all of representations, warranties, statements, covenants and agreements set forth in the Agreement and the other Loan Documents, as previously amended by the First Amendment and the Second Amendment. The Borrower reaffirms, restates and incorporates by reference all of the representations, warranties, covenants and agreements made in the Loan Documents as if the same were made as of this date. Without limiting the generality of the foregoing, all representations, warranties, covenants and agreements relating to the Resorts are made applicable to each Additional Eligible Resorts listed on Schedule 1.1(eee), and all are true and correct, and being complied with and performed with respect to each Resort, including Additional Eligible Resorts listed on Schedule 1.1(eee). The Borrower agrees to pay the Loan and all related expenses, as and when due and payable in accordance with the Loan Agreement and the other Loan Documents, and to observe and perform the Obligations, and do all things necessary which are not prohibited by law to prevent the occurrence of any Event of Default. In addition, to further secure, and to evidence and confirm the securing of, the prompt and complete payment and performance by the Borrower of the Loan and all of the Obligations, for value received, Borrower unconditionally and irrevocably assigns, pledges and grants to Lender, and hereby confirms or reaffirm the prior granting to Lender of, a continuing first priority Lien, mortgage and security interest in and to all of the Collateral, whether now existing or hereafter acquired. Also, as provided in the Loan Documents, the Loan is and shall be further secured by the Liens and security interests in favor of Lender in the properties and interests relating to Additional Eligible Resorts, which now or hereafter serve as collateral security for any Obligations. On the date of the Third Amendment and thereafter upon satisfaction of the requirements for approval by Lender of Additional Resorts, Borrower shall record, or cause to be recorded, such mortgages, deeds of trust, deeds to secure debt, assignments, pledges, security agreements and UCC Financing Statements in the appropriate public records of the state in which each Resort is located to further evidence and perfect the Lender's Lien on the Collateral. Borrower agrees to deliver or cause to be delivered by its Affiliates, such mortgages, deeds of trust, deeds to secure debt, assignments, pledges, security agreements and UCC Financing Statements as Lender may deem necessary to further evidence and perfect the Lender's Lien on the Collateral.

51. ESTOPPEL. Borrower acknowledges, agrees and confirms that: (a) Advances under the Loan Agreement have been made prior to the date of the Third Amendment; (b) all such Advances made prior to the Closing Date were made in favor of the Original Borrower and the Borrower in respect of the Existing Eligible Resorts; (c) Advances made prior to the date of the First Amendment under the Loan Agreement are deemed as having been made for the benefit of the Borrower and Borrower acknowledges and agrees that Borrower received a direct and substantial financial benefit from such Advances and (d) immediately prior to the date of the Third Amendment, and without giving effect to any Advances that may be made pursuant to the Third Amendment, the status of the Loan, including the outstanding principal balance thereof is as reflected in the Loan Funding Report delivered to and approved by Lender in connection with the closing of the Third Amendment, a copy of which is attached as Exhibit E .

         The Loan constitutes valuable consideration to the Borrower, which consideration is uninterrupted and continuous since the dates on which the Loan was first made. This Third Amendment and the other Loan Documents and the Loan modifications and transactions provided for or contemplated hereunder or thereunder, shall in no way adversely affect the Lien or perfection or priority of any Lien of Lender as of the date hereof in and to any Collateral, and are not intended to constitute, and do not constitute or give rise to, any novation, cancellation or extinguishment of any of Borrower's Obligations existing as of the Closing Date to Lender, or of any interests owned or held by Lender (and not previously released) in and to any of the Collateral; it being the intention of the parties that the transactions provided for or contemplated herein shall be effectuated without any interruption in the continuity of the value and consideration received by Borrower, and of the attachment, perfection, priority and continuation in favor of Lender in and to all Collateral and proceeds.

52. EFFECTIVE DATE. This Third Amendment shall be effective commencing as of the later of: (1) March 31, 1999, or (2) the satisfaction of the terms of the 1999 Commitment and Section 4 of the Agreement, as amended (which satisfaction shall be evidenced by notice from Lender or Lender's counsel to the Borrower or the Borrower's counsel, respectively).

         IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed on their behalf as of the day and year first written above.

Witnessed By:
                                             TEXTRON FINANCIAL CORPORATION
 /s/ Ana Marie Castt Bray
-----------------------------------
                                             By /s/ JOHN T. DANNASALE
        Norman H. Roos                         ---------------------------
-----------------------------------          Name: John T. Dannasale
                                             Its: AVP

                                             SILVERLEAF RESORTS, INC.
         /s/ SANDRA  Cearley
-----------------------------------
                                             By /s/ ROBERT E. MEAD
 /s/ PATRICIA PENNER                           ---------------------------
-----------------------------------          Name: Robert E. Mead
                                             Its: Chief Executive Officer
STATE OF CONNECTICUT)
                        )    ss:  East Hartford
COUNTY OF HARTFORD      )

         At East Hartford in said County and State on this 6th day of April, 1999, personally appeared John T. D'Haribale, duly authorized Asst. Vice President of Textron Financial Corporation, and he acknowledged the foregoing instrument by him signed and sealed to be his free act and deed and the free act and deed of Textron Financial Corporation.

         Before me:       /s/ NORMAN H. ROOS
                      ---------------------------------------
                      Notary Public in and for said State, Norman H. Roos My Commission Expires: 10/31/99


STATE OF Texas)
                      )   ss:
COUNTY OF Dallas )

         At 1221 Riverbend in said County and State on this 2nd day of April, 1999, personally appeared Robert E. Mead, duly authorized officer of SILVERLEAF RESORTS, INC., and he/she acknowledged the foregoing instrument by him/her signed and sealed to be his/her free act and deed and the free act and deed of Silverleaf Resorts, Inc., a Texas corporation, on behalf of the corporation.

         Before me:    /s/ CANDY SPEAKMAN
                      -----------------------------------------
                      Notary Public in and for said State
                      My Commission Expires:  4-2-2002

                                     [SEAL]